EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FIRST QUARTER 2014 RESULTS

VERO BEACH, Fla. (May 1, 2014) – Orchid Island Capital, Inc. (NYSE MKT:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2014.

First Quarter 2014 Highlights

•	Net income of $3.6 million, or $0.71 per common share
•	First quarter total dividend payments of $0.54 per common share
•	Book Value Per Share of $12.47 at March 31, 2014
•
2.9% economic loss on common equity for the quarter, or 11.6% annualized, comprised of $0.54 dividend per common share and $0.93 decrease in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Friday, May 2, 2014, at 10:00 AM ET

Details of First Quarter 2014 Results of Operations

The Company reported net income of $3.6 million for the three-month period ended March 31, 2014, compared with net income of $0.4 million for the three month period ended March 31, 2013.  The first quarter net income of $3.6 million included net interest income of $3.4 million, net gains of $0.8 million (which includes mark to market gains, realized gains on securities sold and losses on funding hedges), audit, legal and other professional fees of $0.1 million, management fees of $0.3 million, and other operating, general and administrative expenses of $0.2 million. During the first quarter of 2014, the Company sold mortgage-backed securities (“RMBS”) with a market value at the time of sale of $141.3 million, resulting in realized gains of $0.9 million (based on security prices from December 31, 2013).  The remaining net gain on RMBS was due to fair value adjustments for the period.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio (“PT RMBS”), and the structured RMBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  As of December 31, 2013, approximately 44% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At March 31, 2014, the allocation to the PT RMBS had increased 12% to approximately 56%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2013	$326,975,173	$19,205,809	$5,041,530	$24,247,339	$351,222,512
Securities Purchased	521,467,950	17,876,998	6,407,041	24,284,039	545,751,989
Securities Sold	(141,297,295)	-	-	-	(141,297,295)
Gains on Sales	911,318	-	-	-	911,318
Return on Investment	n/a	(2,362,650)	(623,582)	(2,986,232)	(2,986,232)
Pay-downs	(7,384,780)	n/a	n/a	n/a	(7,384,780)
Premium Lost Due to Pay-downs	(343,750)	n/a	n/a	n/a	(343,750)
Mark to Market Gains (Losses)	1,147,586	961,279	(225,127)	736,152	1,883,738
Market Value - March 31, 2014	$701,476,202	$35,681,436	$10,599,862	$46,281,298	$747,757,500

The tables below present the allocation of capital between the respective portfolios at March 31, 2014 and December 31, 2013, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2014.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 21.1% and 0.5%, respectively, for the first quarter of 2014.  The combined portfolio generated a return on invested capital of approximately 9.5%.  Due to the two secondary offerings completed during the quarter ended March 31, 2014, the capital allocated to the respective portfolios increased by over 100%.  Accordingly, returns generated based on the beginning of period capital may be misleading.  We have added the return on average capital deployed to address this issue.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2014
Market Value	$701,476,202	$35,681,436	$10,599,862	$46,281,298	$747,757,500
Cash(1)	8,160,979	-	-	-	8,160,979
Repurchase Agreement Obligations(2)	(651,246,345)	-	-	-	(651,246,345)
Total	$58,390,836	$35,681,436	$10,599,862	$46,281,298	$104,672,134
% of Total	55.8%	34.1%	10.1%	44.2%	100.0%
December 31, 2013
Market Value	$326,975,173	$19,205,809	$5,041,530	$24,247,339	$351,222,512
Cash	10,615,027	-	-	-	10,615,027
Repurchase Agreement Obligations	(318,557,054)	-	-	-	(318,557,054)
Total	$19,033,146	$19,205,809	$5,041,530	$24,247,339	$43,280,485
% of Total	44.0%	44.4%	11.6%	56.0%	100.0%

(1)	At March 31, 2014, total cash has been reduced by unsettled security purchases of approximately $39.5 million.
(2)
At March 31, 2014, there were outstanding repurchase agreement balances of $6.0 million and $5.4 million secured by interest-only and inverse interest-only securities, respectively.  We entered into these arrangements to generate additional cash to invest in pass-through RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

Returns for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of repo cost)	$3,990,307	$(736,897)	$117,835	$(619,062)	$3,371,245
Realized and unrealized gains / (losses)	1,715,154	961,279	(225,127)	736,152	2,451,306
Hedge losses	(1,693,292)	n/a	n/a	n/a	(1,693,292)
Total Return	$4,012,169	$224,382	$(107,292)	$117,090	$4,129,259
Beginning Capital Allocation	$19,033,146	$19,205,809	$5,041,530	$24,247,339	$43,280,485
Return on Invested Capital for the Quarter(1)	21.1%	1.2%	(2.1)%	0.5%	9.5%
Average Capital Allocation(2)	$38,711,991	$27,443,623	$7,820,696	$35,264,319	$73,976,310
Return on Average Invested Capital for the Quarter(3)	10.4%	0.8%	(1.4)%	0.3%	5.6%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter, Orchid received $10.4 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 9.1% for the first quarter of 2014.  Prepayment rates on the two RMBS sub-portfolios were as follows: (in CPR).

		Structured
	PT RMBS	RMBS	Total
Three Months Ended,	Portfolio (%)	Portfolio (%)	Portfolio (%)
March 31, 2014	4.2	14.9	9.1
December 31, 2013	5.3	17.9	9.9
September 30, 2013	6.5	28.2	12.6
June 30, 2013	6.5	29.8	16.3
March 31, 2013	9.2	33.0	20.0

Portfolio

As of March 31, 2014, Orchid’s RMBS portfolio consisted of $747.8 million of PT RMBS and structured RMBS at fair value and had a weighted average coupon of 4.13%. The following tables summarize Orchid’s PT RMBS and structured RMBS as of March 31, 2014 and December 31, 2013:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2014
Adjustable Rate RMBS	$4,698	0.6%	4.10%	242	1-Sep-35	1.93	10.16%	2.00%
Fixed Rate RMBS	620,928	83.0%	4.27%	311	1-Apr-44	NA	NA	NA
Hybrid Adjustable Rate RMBS	75,850	10.1%	2.55%	347	1-Aug-43	106.65	7.55%	2.00%
Total Mortgage-backed Pass-through	701,476	93.7%	4.09%	314	1-Apr-44	100.54	7.71%	2.00%
Interest-Only Securities	35,681	4.8%	4.32%	266	15-Dec-40	NA	NA	NA
Inverse Interest-Only Securities	10,600	1.5%	6.04%	308	15-Dec-40	NA	2.42%	NA
Total Structured RMBS	46,281	6.3%	4.71%	276	15-Dec-40	NA	NA	NA
Total Mortgage Assets	$747,757	100.0%	4.13%	312	1-Apr-44	NA	NA	NA
December 31, 2013
Adjustable Rate RMBS	$5,334	1.5%	3.92%	247	1-Sep-35	3.77	10.13%	2.00%
Fixed Rate RMBS	245,523	69.9%	4.05%	323	1-Dec-43	NA	NA	NA
Hybrid Adjustable Rate RMBS	76,118	21.7%	2.56%	350	1-Aug-43	109.60	7.56%	2.00%
Total Mortgage-backed Pass-through	326,975	93.1%	3.70%	328	1-Dec-43	102.67	7.72%	2.00%
Interest-Only Securities	19,206	5.5%	4.39%	261	25-Nov-40	NA	NA	NA
Inverse Interest-Only Securities	5,042	1.4%	5.92%	317	15-Dec-40	NA	6.08%	NA
Total Structured RMBS	24,248	6.9%	4.71%	272	15-Dec-40	NA	NA	NA
Total Mortgage Assets	$351,223	100.0%	3.77%	324	1-Dec-43	NA	NA	NA

($ in thousands)
	March 31, 2014		December 31, 2013
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$419,300	56.07%	$211,063	60.09%
Freddie Mac	303,195	40.55%	121,842	34.69%
Ginnie Mae	25,262	3.38%	18,318	5.22%
Total Portfolio	$747,757	100.00%	$351,223	100.00%

	March 31, 2014	December 31, 2013
Weighted Average Pass Through Purchase Price	$106.54	$105.60
Weighted Average Structured Purchase Price	$12.93	$12.11
Weighted Average Pass Through Current Price	$105.89	$102.83
Weighted Average Structured Current Price	$14.34	$14.59
Effective Duration (1)	3.831	4.188

(1)
Effective duration of 3.831 indicates that an interest rate increase of 1.0% would be expected to cause a 3.831% decrease in the value of the RMBS in the Company’s investment portfolio at March 31, 2014.  An effective duration of 4.188 indicates that an interest rate increase of 1.0% would be expected to cause a 4.188% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2013. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.

Financing, Leverage and Liquidity

As of March 31, 2014, the Company had outstanding repurchase obligations of approximately $651.2 million with a net weighted average borrowing rate of 0.35%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $691.7 million.  The Company’s leverage ratio at March 31, 2014 was 6.1 to 1, excluding the $39.5 million of payable for unsettled securities purchased at March 31, 2014. At March 31, 2014, the Company’s liquidity was approximately $62.5 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at March 31, 2014.

(in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Citigroup Global Markets, Inc.	$154,732	23.8%	0.36%	$10,099	19
Cantor Fitzgerald & Co.	80,889	12.4%	0.34%	4,265	19
Goldman Sachs & Co.	68,871	10.6%	0.36%	3,873	23
CRT Capital Group, LLC	64,183	9.9%	0.35%	3,521	61
Mitsubishi UFJ Securities (USA), Inc.	59,896	9.2%	0.33%	3,265	31
Mizuho Securities USA, Inc.	42,142	6.5%	0.45%	4,910	12
South Street Securities, LLC	41,002	6.3%	0.34%	1,990	14
Suntrust Robinson Humphrey, Inc.	39,953	6.1%	0.34%	2,345	11
KGS - Alpha Capital Markets, L.P.	38,055	5.8%	0.33%	2,524	30
Morgan Stanley & Co. LLC	36,822	5.7%	0.36%	2,660	43
ED&F Man Capital Markets Inc.	24,701	3.7%	0.32%	1,435	16
	$651,246	100.0%	0.35%	$40,887	25

(1)	Equal to the fair value of securities sold plus accrued interest receivable and cash posted as collateral, minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of March 31, 2014, such instruments were comprised of Eurodollar futures contracts with an average contract notional amount of $400.0 million and a weighted average fixed LIBOR rate of 2.01%, and an interest rate swaption agreement, giving the Company the option to enter into a pay fixed interest rate swap (“payer swaption”).  The table below presents information related to the Company’s Eurodollar futures contracts at March 31, 2014.

($ in thousands)
		Average
	Weighted	Contract
	Average	Notional	Open
Expiration Year	LIBOR Rate	Amount	Equity(1)
2014	0.32%	$400,000	$(211)
2015	0.78%	400,000	(264)
2016	1.90%	400,000	1,354
2017	2.85%	400,000	1,777
2018	3.44%	350,000	797
Total / Weighted Average	2.01%	$390,625	$3,453

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

The table below presents information related to the Company’s interest rate swaption position at March 31, 2014.

($ in thousands)
	Option			Underlying Swap
					Fixed	Receive
		Fair	Months to	Notional	Pay	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
≤ 1 year	$1,705	$1,549	12	$100,000	2.53%	3M	5

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our IPO.

Declaration Date	Record Date	Payment Date	Per Share Amount	Total
2014
April 8, 2014(1)	April 25, 2014	April 30, 2014	$0.180	$1,636,500
March 11, 2014	March 26, 2014	March 31, 2014	0.180	1,550,100
February 11, 2014	February 25, 2014	February 28, 2014	0.180	974,100
January 9, 2014	January 27, 2014	January 31, 2014	0.180	925,500
2013
December 11, 2013	December 26, 2013	December 30, 2013	$0.180	$601,500
November 12, 2013	November 25, 2013	November 27, 2013	0.135	451,125
October 10, 2013	October 25, 2013	October 31, 2013	0.135	451,125
September 10, 2013	September 25, 2013	September 30, 2013	0.135	451,125
August 12, 2013	August 26, 2013	August 30, 2013	0.135	451,125
July 9, 2013	July 25, 2013	July 31, 2013	0.135	451,125
June 10, 2013	June 25, 2013	June 28, 2013	0.135	451,125
May 9, 2013	May 28, 2013	May 31, 2013	0.135	451,125
April 10, 2013	April 25, 2013	April 30, 2013	0.135	451,125
March 8, 2013	March 25, 2013	March 27, 2013	0.135	451,125

(1)	The effect of the dividends declared in April 2014 is not reflected in the Company’s financial statements as of March 31, 2014.

Book Value Per Share

The Company's Book Value Per Share at March 31, 2014 was $12.47.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At March 31, 2014, the Company's stockholders' equity was $107.4 million with 8,611,665 shares of common stock outstanding.

Secondary Offerings

The Company completed a secondary offering of 1,800,000 common shares on January 23, 2014 at a price of $12.50 per share.  The underwriters exercised their overallotment option in full for an additional 270,000 shares on January 29, 2014.  The aggregate net proceeds to the Company were approximately $24.2 million which were invested in Agency RMBS securities on a leveraged basis.

The Company completed a secondary offering of 3,200,000 common shares on March 24, 2014 at a price of $12.55 per share.  The underwriters exercised their overallotment option in full for an additional 480,000 shares on April 11, 2014.  The aggregate net proceeds to the Company were approximately $44.0 million which were invested in Agency RMBS securities on a leveraged basis.

Management Commentary

Commenting on the first quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “Orchid Island Capital had a very busy first quarter of 2014.  The events that unfolded in 2013, starting with the initial hints by the Federal Reserve in the late spring of 2013 that they would begin to taper their asset purchases, and ending with the December 2013 announcement of the reduced purchases beginning in January 2014, resulted in interest rates at the end of 2013 well above the levels seen at the beginning of the year.  Prices of most fixed rate RMBS were down sharply at year end, premiums for call protected securities collapsed and prepayment speeds slowed appreciably - with the mortgage bankers refinance index falling from over 5,000 late in 2012 to under 1,500 in December of 2013.  These events put considerable downward pressure on the book values of most Agency RMBS REITs and led many to reduce the size of their balance sheets and/or significantly increase their hedges.  We were not forced to do either and were able to reposition our portfolio during the fourth quarter of 2013 to take advantage of the market conditions.  As a result, we were able to access the capital markets twice during the first quarter of 2014 when investment opportunities were quite compelling.  We completed two secondary offerings – in January and again in March – and increased the size of the Company by over 100%.  With the deployment of the proceeds, we were able to reposition the portfolio to best take advantage of the current market environment and position ourselves for the market developments we anticipate over the balance of the year.

“Harsh winter weather conditions are widely considered to have led to depressed economic data around year end and into the first quarter of 2014.  The weak economic data observed caused the market to rally sharply in January as the yield on the ten year treasury rallied from just over 3.0% at year-end 2013 to under 2.60% in early February.  Since then the market has settled into a well-defined range as the yield of the ten year note has hovered between 2.60% and 2.80% for 13 weeks now.  Volatility in the market has come off as expected, and prepayment speeds – as measured by the RMBS conventional refinancing index - have stayed at or below 1,500 during the quarter.  This leads to a very conducive market for RMBS investing and coupon clipping.  This has occurred in the face of reduced purchases by the Federal Reserve.  With refinancing activity very low, supply of RMBS has decreased accordingly and the reduced demand on the part of the Federal Reserve has not had the impact on RMBS spreads many feared.  With the ultimate end of RMBS purchases by the Federal Reserve clearly in sight, most multi-sector fixed income investors are underweight in their allocations to Agency RMBS. The resulting selling has had some impact on RMBS spreads, as the conventional 30 year fixed rate current coupon mortgage trades at a wider spread to 10 year swaps than it did at the beginning of the year.  However, the reduced supply of RMBS has kept this spread from widening further.  Market participants are currently split on what the eventual end of Federal Reserve purchases will mean for RMBS prices, but we think the current underweight by multi-sector fixed income investors will lead to buying when and if RMBS spreads widen as Federal Reserve purchases stop.  Accordingly we do not anticipate meaningful widening absent another external event.

“As for the portfolio, we have completed the deployment of the $68.2 million of net proceeds from the two offerings in the first quarter, including the exercise of the underwriters’ over-allotment option on April 11, 2014 of 480,000 additional shares.  Our leverage ratio was 6.1:1 at March 31, 2014 and stands at approximately 6.8:1 today versus 7.1:1 at December 31, 2013.  The leverage ratio at March 31, 2014 did not reflect the settlement of certain RMBS purchases or the deployment of the proceeds from the exercise of the underwriters’ over-allotment option in early April.  We have continued to increase our allocation to fixed rate RMBS away from ARM’s – both hybrid ARM’s and short reset ARM’s.  Our fixed rate allocation was approximately 83% of the portfolio at March 31, 2014 versus approximately 69.9% at December 31, 2013.  Within the fixed rate sub-portfolio, our holdings are concentrated in 30 year securities and, to a much lesser extent 20 year securities.  We have purchased most of our 30 year fixed rate securities with some form of call protection – predominantly low loan balance collateral.  The pay-up premiums of these securities are significantly lower than we have observed for several years and these securities offer very attractive returns in the event of a rally in rates – the outcome least expected by market participants. As with the end of the year, most position indicators we track indicate the market is still positioned for higher rates and there remains the risk the market could be surprised by a rally – what traders call the “pain trade”. The weighted average coupon of our fixed rate position was 4.27% at March 31, 2014 versus 4.05% at December 31, 2013.  Our allocation to 15 year securities remains low as well as the weighted average maturity of the fixed rate sub-portfolio is 311 months at March 31, 2014 versus 323 months at December 31, 2013.  The allocation to structured RMBS was reduced from 56.0% at December 31, 2013 to 44.2% at March 31, 2014.  The primary focus has been on higher coupon 30 year collateral – predominantly 4.5% fixed rates.  The other area is 15 year securities - as we anticipate the belly of the curve – or the 3 to 7 year maturity range – will lead the sell-off as the economy recovers, thus increasing 15 year rates in relation to 30 year rates.  The spread between 5 and 10 year treasury rates has already decreased by over 30 basis points year to date.  Most of the additions have been IO securities as the IIO allocation remains near 1.4% of the portfolio.  As for our funding hedges, we continue to use Eurodollar futures contracts with maturities out approximately 5 years and have added a payer swaption with a one year option period struck on the five year part of the curve.

“Going forward we anticipate prepayment speeds will remain low and rates to gradually increase as the economy recovers.  The curve is likely to continue to flatten as the market anticipates the eventual beginning of rate increases by the Federal Reserve.  In the event that we are wrong and RMBS prices rally, we have substantial protection from higher prepayments from the call-protected securities we have added, and if the curve steepens our higher coupon and IO positions should benefit.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, May 2, 2014, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 37102775.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com, and an audio archive of the webcast will be available for approximately one year.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of March 31, 2014, and December 31, 2013, and the unaudited quarterly results of operations for the calendar quarters ended March 31, 2014 and 2013.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	March 31, 2014	December 31, 2013
ASSETS:
Total mortgage-backed securities	$747,757,500	$351,222,512
Cash, cash equivalents and restricted cash	47,663,673	10,615,027
Accrued interest receivable	2,875,420	1,559,437
Derivative asset, at fair value	1,548,521	-
Prepaid expenses and other assets	292,315	179,071
Total Assets	$800,137,429	$363,576,047

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$651,246,345	$318,557,054
Payable for unsettled securities purchased	39,502,694	-
Accrued interest payable	116,677	91,461
Due to affiliates	132,200	81,925
Accounts payable, accrued expenses and other	1,729,799	80,260
Total Liabilities	692,727,715	318,810,700
Total Stockholders' Equity	107,409,714	44,765,347
Total Liabilities and Stockholders' Equity	$800,137,429	$363,576,047
Common shares outstanding	8,611,665	3,341,665
Book value per share	$12.47	$13.40

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2014	2013
Interest income	$3,782,622	$1,413,258
Interest expense	(410,843)	(201,420)
Net interest income	3,371,779	1,211,838
Gains (losses)	758,014	(413,160)
Net portfolio income	4,129,793	798,678
Expenses	534,529	398,320
Net income	$3,595,264	$400,358
Basic and diluted net income per share	$0.71	$0.20
Dividends Declared Per Common Share:	$0.540	$0.135

	Three Months Ended
	March 31,
Key Balance Sheet Metrics	2014	2013
Average RMBS(1)	$549,490,005	$237,819,924
Average repurchase agreements(1)	484,901,700	210,193,522
Average stockholders' equity(1)	76,087,531	32,399,592
Leverage ratio(2)	6.1:1	6.3:1

Key Performance Metrics
Average yield on RMBS(3)	2.75%	2.38%
Average cost of funds(3)	0.34%	0.38%
Average economic cost of funds(4)	0.36%	0.51%
Average interest rate spread(5)	2.41%	2.00%
Average economic interest rate spread(6)	2.39%	1.87%

(1)	Average RMBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)
The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.   At March 31, 2014, the $39.5 million of payable for unsettled securities purchased has been excluded from the total liabilities for this ratio.

(3)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(4)	Represents interest cost of our borrowings and effect of Eurodollar futures contracts hedges attributed to the period related to hedging activities, divided by average repurchase agreements.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.